SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 16, 2003

Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan	48167

(Address of principal executive offices)	(Zip Code)

(734) 737-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7(c).   Exhibits.

Exhibit No.	Exhibit

99.1	Press release of the Company dated June 16, 2003, as corrected.

Item 12.   Results of Operations and Financial Condition.

This Form 8-K/A is being filed by Hayes Lemmerz International, Inc. (the “Company”) to replace, in its entirety, Exhibit 99.1 furnished by the Company to the SEC pursuant to a Current Report on Form 8-K on June 16, 2003, due to certain inconsistencies between the Consolidated Balance Sheets provided therein and the Consolidated Balance Sheets contained in the Company's Form 10-Q for the quarterly period ended April 30, 2003, filed with the SEC on June 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley

Patrick C. Cauley
General Counsel & Secretary

Dated: June 19, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated June 16, 2003, as corrected.

EXHIBIT 99.1

Contact:
Marika P. Diamond
Hayes Lemmerz International, Inc.
734.737.5162

Hayes Lemmerz International Reports Increased Sales and Improved
Operating Profitability for Fiscal Quarter Ended April 30, 2003

Northville, MI (June 16, 2003) — Hayes Lemmerz International, Inc. (OTC: HAYZ), today reported higher sales and improved operating income for the first fiscal quarter ended April 30, 2003, as compared to the first quarter of fiscal 2002.

The Company, the world’s largest supplier of wheels to the automotive industry, reported first quarter net sales of $515.3 million, up 5.9% percent from $486.7 million a year earlier. First quarter earnings from operations were $1.3 million, compared with a year earlier loss from operations of $14.6 million.

The Company had a net loss of $22.6 million for the first fiscal quarter of 2003, compared with a year earlier net loss of $587.4 million. The prior year net loss included a non-cash charge of $554.4 million resulting from a cumulative effect of a change in accounting principle. The prior period net loss before the cumulative effect of change in accounting principle was $33.0 million. Adjusted EBITDA for the first fiscal quarter ending April 30, 2003 was $53.3 million compared to Adjusted EBITDA of $50.1 million in the first quarter of 2002, an increase of $3.2 million. For a reconciliation of Adjusted EBITDA to net loss and a description of the purposes for which we use Adjusted EBITDA, see “Reconciliation of Net Loss to Adjusted EBITDA” attached hereto.

“Our increasing sales and continued progress toward improved profitability demonstrates the dedication and focus of our people,” said Curtis J. Clawson, Chairman, President and Chief Executive Officer. “To have achieved higher sales and improved operating profits at a time when North American vehicle production during our first quarter was down approximately three percent, testifies to the strength of the new Hayes Lemmerz.”

Hayes Lemmerz emerged from its Chapter 11 reorganization on June 3, 2003. The results for the first fiscal quarter reflect operations while the Company was still in Chapter 11, including $13.1 million of reorganization-related items and $17.0 million of interest on the Company’s debtor-in-possession financing pre-petition secured credit financing arrangement and foreign debt obligations. With its emergence from Chapter 11, the Company now has a more manageable capital structure and a reduced level of debt.

“We have emerged from our Chapter 11 reorganization with a healthy balance sheet, greatly strengthened operations, and excellent relationships with our customers – almost every major vehicle manufacturer in the world,” Mr. Clawson said.

During the reorganization, Hayes Lemmerz revamped its management team, closed inefficient manufacturing plants, cut operating costs and won new business in competitive situations.

Hayes Lemmerz International, Inc. is the world’s leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components.  The Company has 43 plants, 3 joint venture facilities and 11,000 employees worldwide.

More information about Hayes Lemmerz International, Inc. is available at our website which is www.hayes-lemmerz.com.

This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated.  All statements other than statements of historical facts included in this release are forward looking statements.  Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our periodic reports filed with the SEC.  Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILATION OF NET LOSS TO ADJUSTED EBITDA
(Millions of dollars)

	Three Months Ended April 30, 2003	Three Months Ended April 30, 2002
	(Unaudited)	(Unaudited)
	($ millions)	($ millions)

Net loss	$(22.6)	(587.4)
Interest expense, net	17.0	16.8
Income tax expense	5.9	0.9
Minority interest	1.0	0.7
Cumulative effect of change in accounting principle	--	554.4

Earnings (loss) from operations	1.3	(14.6)
Depreciation and amortization	34.8	33.5

EBITDA	36.1	18.9
Reorganization items	13.1	22.5
Asset impairments and other restructuring charges	4.1	7.2
Other items	--	1.5

Adjusted EBITDA	$53.3	$50.1

EBITDA, a measure used by management to measure operating performance, is defined as earnings (loss) from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude: (i) asset impairment losses and other restructuring charges; (ii) reorganization items; (iii) loss on investment in joint venture; and (iv) other items (including charges to earnings classified in either cost of goods sold or marketing, general and administrative expense and relating primarily to operational consulting fees, severance costs and other amounts incurred in connection with certain of the new management team’s initiatives occurring during the period). We reference these non-GAAP financial measures as a management group frequently in our decision-making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. We base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. In addition, incentive compensation for management is based on Adjusted EBITDA. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. We are disclosing these non-GAAP financial measures in order to provide transparency to investors.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income as indicators of operating performance or to cash flows from operating activities as measures of liquidity. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
(Debtor-in-Possession as of December 5, 2001)

CONSOLIDATED BALANCE SHEETS
(Millions of dollars, except share amounts)

	April 30, 2003	January 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69.8	$66.1
Receivables	307.5	276.6
Inventories	177.1	176.6
Prepaid expenses and other	28.2	32.5

Total current assets	582.6	551.8
Property, plant and equipment, net	948.5	951.2
Goodwill	193.4	191.3
Intangible assets	102.9	102.6
Other assets	52.8	49.7

Total assets	$1,880.2	$1,846.6

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
DIP facility	$61.4	$49.9
Bank borrowings and other notes	13.8	15.8
Current portion of long-term debt	41.5	40.1
Accounts payable and accrued liabilities	285.3	268.7

Total current liabilities	402.0	374.5
Long-term debt, net of current portion	58.9	61.9
Pension and other long-term liabilities	332.8	334.4
Minority interest	17.5	16.4
Liabilities subject to compromise	2,154.0	2,133.8
Commitments and contingencies
Stockholders' deficit:
Preferred stock, 25,000,000 shares authorized, none issued
or outstanding	--	--
Common stock, par value $0.01 per share:
Voting-- authorized 99,000,000 shares; 27,708,419
shares issued; 25,806,969 shares outstanding	0.3	0.3
Nonvoting-- authorized 5,000,000 shares; 2,649,026 shares issued
and outstanding	--	--
Additional paid in capital	235.1	235.1
Common stock in treasury at cost, 1,901,450 shares	(25.7)	(25.7)
Accumulated deficit	(1,199.5)	(1,176.9)
Accumulated other comprehensive loss	(95.2)	(107.2)

Total stockholders' deficit	(1,085.0)	(1,074.4)

Total liabilities and stockholders' deficit	$1,880.2	$1,846.6

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES (Debtor-in-Possession as of December 5, 2001) CONSOLIDATED STATEMENTS OF OPERATIONS (Millions of dollars, except share amounts)

	Three Months Ended April 30,
	2003	2002
	(Unaudited)

Net sales	$515.3	$486.7
Cost of goods sold	463.6	441.6

Gross profit	51.7	45.1
Marketing, general and administration	27.4	27.6
Engineering and product development	6.3	5.0
Asset impairments and other restructuring charges	4.1	7.2
Other income, net	(0.5)	(2.6)
Reorganization items	13.1	22.5

Earnings (loss) from operations	1.3	(14.6)
Interest expense, net (excluding $28.7 million and
$28.7 million not accrued on liabilities subject to
compromise for the three months ended April 30, 2003
and 2002)	17.0	16.8

Loss before taxes on income, minority interest and
cumulative effect of change in accounting principle	(15.7)	(31.4)
Income tax provision	5.9	0.9

Loss before minority interest and cumulative effect of
change in accounting principle	(21.6)	(32.3)
Minority interest	1.0	0.7

Loss before cumulative effect of change in	(22.6)	(33.0)
accounting principle
Cumulative effect of change in accounting principle,
net of tax of $0	--	(554.4)

Net loss	$(22.6)	$(587.4)

Basic and diluted net loss per share:
Loss before cumulative effect of change in
accounting principle	$(0.79)	$(1.16)
Cumulative effect of change in accounting principle,
net of tax	--	(19.49)

Basic and diluted net loss per share	$(0.79)	$(20.65)